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                                                                   EXHIBIT 10.42

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT made this 18th day of April, 1995, by and between BUTLER INTERNATIONAL, INC., a Maryland corporation, with offices at 110 Summit Avenue, Montvale, New Jersey 07645 (hereinafter referred to as "Employer") and HARLEY R. FERGUSON residing at 3063 Glengrove Drive, Rochester Mills, Michigan 48309 (hereinafter referred to as "Employee").

     WHEREAS, the Employer and Employee are desirous of setting forth the terms and conditions of their employment relationship in writing, it is in consideration of the mutual promises and covenants hereinafter set forth, agreed as follows:

     1. The Employee is hereby engaged to work in the capacity of Senior Vice President and Chief Information Officer of Butler International, Inc., and/or any other capacity so designated. If and so long as Employee is elected and appointed to serve as an officer, director, or employee of the Employer or any of its, parent, affiliate or subsidiary corporations, Employee shall do so at no additional compensation.

     2. The effective date of this Agreement and the commencement of work hereunder shall be the 10th day of April, 1995, and the employment shall continue until terminated as hereinafter provided.

     3.  The Employer agrees as follows:

         (A) To pay the Employee a salary at the rate of One Hundred Fifty Eight Thousand ($158,000.00) Dollars per year, payable in accordance with the Employer's regularly scheduled pay periods ("Base Salary").

         (B) That Employee shall receive such other incidental benefits of employment, such as insurance, pension plan participation, and vacation, as are provided generally to Employer's other salaried employees on the same terms as are applicable to such other employees. These incidental benefits are subject to change at the discretion of the Employer.
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         (C) To reimburse the Employee for business expenses incurred in the execution of his duties, it being expressly understood that all such expenses are subject to the approval of the Employer. Submission of business expenses for reimbursement will be in accordance with the Employer's regularly established procedures and must conform to the Internal Revenue Code.

         (D) To pay the Employee a car allowance as more specifically set forth in Paragraph Eight (8) below.

         (E) To pay the Employee a one time signing bonus of Twelve Thousand Five Hundred ($12,500.00) Dollars, payable within days of Employee's commencement of employment hereunder.

         (F) Employee is eligible for participation in Butler's Stock Option Plan under which options to purchase shares of common stock of Butler International, Inc., at the last price traded on NASDAQ on April 10, 1995, will be granted as follows:

             (i) on January 2, 1996, option to purchase 6,250 Butler International, Inc., shares shall vest;

             (ii) on January 2, 1997, option to purchase 6,250 Butler International, Inc., shares shall vest;

             (iii) on January 2, 1998, option to purchase 6,250 Butler
                   International, Inc., shares shall vest; and

             (iv) on January 2, 1999, option to purchase 6,250 of Butler International, Inc., shares shall vest.
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     Options will be granted and will vest only if, on the vesting date referenced above Employee has been continuously employed by Employer since April 10, 1995. Employee will have ten (10) years from vesting to exercise the options. This Paragraph is expressly subject to Butler's Stock Option Plan.

         (F) Employer agrees to pay Employee a Management Objective Bonus (prorated for the calendar year 1995 and any other year in which Employee is employed by Employer for less than one (1) full year in accordance with Addendum A attached hereto.

     4.  The Employee agrees as follows:

         (A) To devote his entire skill, labor, and attention to said employment during the term of his employment and that he will promptly and faithfully do and perform all services pertaining to said position that are or may hereafter be required of him by the Employer during said term.

         (B) That any inventions, discoveries, improvements, or works which are conceived, first reduced to practice, made, developed, suggested by, or created in anticipation of, in the course of, or as a result of work done under this Agreement by the Employee shall become the absolute property of the Employer; and the Employee further agrees that all such inventions, discoveries, improvements, creations, or works, and all letters, patents, or copyrights that may be obtained therefore, shall be property of the Employer; and the Employee agrees to do every act and thing requisite to vest said patents or copyrights in the Employer without any other or additional compensation or consideration to the Employee than herein expressed.

         (C) That Employer may set-off against any wages, benefits, securities, or other compensation due the Employee, any amounts owed to the Employer because of salary, bonus, or incentive advances, excess payments, damage to, or loss of the Employer's property.
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     5.  The payment of salary, bonus, commission, or incentive hereunder shall be paid only in the event that the Employee actually works for the Employer so that the Employer will not be obligated to pay the Employee during periods of disability or sickness (except as per the required relevant law and corporate policy), leave of absence, suspension, or similar circumstances. It is not the intention of this provision to cease payments during the Notification Period.

     6. From April 10, 1995 to April 9, 1996, this Agreement may be terminated by either party for any reason whatsoever by giving the other party twelve (12) months prior notice. At anytime thereafter this Agreement may be terminated by either party for any reason whatsoever by giving the other party six (6) months prior notice. Notwithstanding the above, Employer may terminate Employee and this Agreement at any time upon notice to Employee for just cause. For purposes of this Agreement, "just cause" shall be defined to mean the Employee's: (i), breach of fiduciary duty owed to the Employer; (ii), breach of any representation, warranty, or covenant in the Employment Agreement; (iii), any dishonest, or illegal conduct of Employee; or (iv), if the Employee performs, participates in, or knowingly permits any act of moral turpitude.

     In the event of termination by either party; salary, commissions, bonuses, Incentive Performance Bonus, stock option plans, benefits or rights thereto, and any other compensation cease as of the date of the termination date except as required by Paragraphs 18, 19, 20, or 21 herein.

     7. The Employee represents and warrants that at the time of the signing of this Agreement, there is no written or oral contract or of any legal or other impediment which would inhibit or prohibit the employment herein provided for. The Employee will not knowingly utilize any trade secret, company confidential information, or other intellectual property right of another party in the performance of the Employee's duties hereunder.

     8. The Employer will pay the Employee an allowance for the Employee to provide a car for use on company business. Such allowance shall be Five Hundred Fifty ($550.00) Dollars per month, and shall cover all costs (except those noted below) of such car, including but not limited to, purchase, rental, repairs, insurance, and depreciation. Payments shall be pro-rated in the event of Employee's termination. Payments are subject to withholding for income tax and associated payroll deductions pursuant to the current Internal Revenue Code and regulations promulgated thereunder. The sole additional allowance to be paid by the Employer with respect to the use of said car on company business shall be reimbursement for such actual fuel costs incurred on company business at a rate to be determined in accordance with company policy.
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     9.  The Employer and Employee recognize and agree that the methods employed in the Employer's business are such as would place the Employee in close business and personal relationship with the Employer's customers and clients.
It is therefore agreed that in the event of a termination of this Agreement for any reason whatsoever, the Employee will not for a period of one (1) year from the date of the termination of this Agreement, either directly or indirectly, on his account, or as agent, stockholder, owner, employer, employee (or otherwise) of another, solicit any business from the then customers of the Employer or from customers of Employer's affiliate or subsidiary corporations that Employee or any of Employer's employees supervised, directly or indirectly, by Employee may have contacted at any time during his period of employment. For purposes of this Clause nine (9), the term "Client" and the term "Customer" includes any and all affiliates, customers and clients of Employer's client.
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     10.  The Employer and Employee recognize and agree that due to the nature of the Employer's business, there is generally a lengthy development period between the time a potential customer or client is actually contacted and the time when such potential customer or client becomes an actual customer or client. During this developmental period, Employer generally invests money and resources and, through its employees, makes numerous contacts, personal and otherwise, with the potential customers and clients. In light of the foregoing relationship nurtured during the developmental period and the good will of the Employer generated during this period, the Employee further agrees that in the event of a termination of this Agreement for any reason whatsoever, the Employee will not for a period of one (1) year from the date of termination of this Agreement, either directly or indirectly, on his own account or as agent, stockholder, owner, employer, employee (or otherwise) of another, solicit any business from any potential customers of the Employer or from any potential customers of Employer's affiliate or subsidiary corporations that the Employee has contacted or been responsible for, directly or indirectly, at any time during his period of employment. For purposes of this Clause ten (10), the term "Client" and the term "Customer" includes any and all affiliates, customers and clients of Employer's client.

     11. The Employee agrees that he will not for a period of one (1) year from the date of
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termination of this Agreement engage in a business similar to that of Employer in the United States of America. Inasmuch as the Employee is employed for the wide-ranging responsibility of being the Senior Vice President and Chief Information Officer of the Employer, the activities proscribed in this Paragraph Eleven (11) are those services which the Employee provides to the Employer during the term of this Agreement, services which encompass executive, management, sales, and marketing functions. The geographical territories applicable to this Paragraph Eleven (11) are the states and regions where the Employee or other employees of the Employer who Employee has direct or indirect responsibility, render the services contemplated by this Agreement. The boundaries of this Region are as defined by the Employer and are subject to change from time to time. For purposes of this Clause eleven (11), Employer's business is defined as ___________________________.

     12. Employee agrees that he shall not for the period of one (1) year after termination of this Agreement, contact or approach, directly or indirectly, for his own individual purpose or those of another, any employee of Employer or any employee of Employer's parent, affiliate, or subsidiary corporations with whom the Employee has personally worked or has knowledge by virtue of his employment without regard to his/her location, for the purpose of attempting to or actually soliciting or hiring that employee on his own account or for the account of another.
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     13.  The Employee acknowledges that all information of the type hereinafter described, directly or indirectly, disclosed or made available to the Employee as a result of this employment is valuable property and a trade or business secret and under the exclusive ownership of the Employer and its affiliate, or subsidiary corporations, and Employee agrees not to divulge such information to any individual or business entity. Such valuable proprietary business and trade secrets are defined for the purposes of this Agreement as Employer and Employer's affiliate, or subsidiary corporations' methodologies, data, data bases, procedures, software and software application, source and object codes, and other programs and designs, marketing information, plans and surveys, customer or client lists, sales leads, contracts, customer feedback, employee qualifications, benefits and remuneration, pricing and bid information, profitability, production techniques, financial and profit plans, and methodologies, and performance tests.

     14. In the event this Agreement shall be terminated for any reason whatsoever, Employee shall upon such termination deliver immediately to the Employer's representative all correspondence, letters, copies thereof, software, code, system information, formulas, designs, techniques, call reports, price lists, manuals, mailing lists, customer lists, marketing information and plans, contractor lists, advertising materials, ledgers, supplies, equipment, checks, petty cash, credit cards, any physical embodiments of a trade or business secret, as referenced in Paragraph Thirteen (13) above, and all other material, property and records of any kind that may be in Employee's possession or control.

     15. Employee further agrees not to utilize or make available any such knowledge or information, either directly or indirectly, in connection with the establishment of an enterprise similar to that of the Employer or that which will compete with Employer, or in connection with the solicitation, acceptance, or conduct of employment with any other employer.

     16. Notwithstanding the above, the Employee will not be prohibited from utilizing the knowledge and information gained from his general experience obtained prior to or during his employment with Employer.

     17. Employee agrees that should either party seek to enforce or determine its rights through legal or judicial proceedings because of an act of Employee which the Employer believes to be in contravention of Paragraphs 9, 10, 11, 12, 13, 14, and/or 15, the covenant period shall be extended for a time period equal to the period necessary to obtain Judicial enforcement of the Employer's rights hereunder. In the event of Employee's breach of said Paragraphs, the Employer may be entitled to a preliminary restraining order and injunction restraining the Employee from violating the provisions. In addition to the above, Employer may pursue all other remedies available to Employer for such breach or threatened breach, including seeking damages and other monetary relief

     18. In the event of termination by the Employer, in recognition of Paragraphs 9, 10, 11, and 12, the Employer will pay Employee fifty (50%) percent of his weekly Base Salary at the rate as delineated in Paragraph 3 (A) for a period of one (1) year from the date of termination, payable in equal weekly installments.

     19. In the event of termination by the Employee, in recognition of Paragraphs 9, 10, 11, and 12, the Employer will pay Employee twenty five (25%) percent of his weekly salary, at the rate delineated in Paragraph 3 (A) for a period of one (1) year from date of termination, payable in equal weekly installments.
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     20.  In the event of termination due to retirement as contemplated under
Employer's retirement policy, in recognition of Paragraphs 9, 10, 11, and 12, the Employer will pay Employee twenty-five (25%) percent of his weekly salary at the rate delineated in Paragraph 3 (A) for a period of one (1) year from date of termination, payable in equal weekly installments.

     21. The provisions of Paragraphs 18, 19, and 20 above, are expressly conditioned upon compliance of said Paragraphs 9, 10, 11, and 12, provided however, that Employer, at its sole option and discretion, may waive, in whole or in part, the requirement that the Employee comply with Paragraphs 9, 10, 11, and 12. In the event that Employer so exercises its option to waive enforcement of all of said Paragraphs, the payments required pursuant to Paragraphs 18, 19, and 20 shall be canceled and said Paragraphs shall be rendered void and of no further force and effect.

     22. Should a court of competent jurisdiction determine that any of the covenants contained in this Paragraph are overbroad or unenforceable because it determines that the restrictions are unreasonable for reasons including but not limited to overbroad restrictions as to geographic scope, time, or activity, the parties agree that the covenants should be enforced to the maximum extent deemed reasonable by any such court.

     23. This Agreement supersedes all prior agreements between the parties and constitutes and expresses the whole agreement of the parties hereto in reference to any employment of the Employee by the Employer and in reference to any of the matters or things herein provided for or hereinafter discussed or mentioned in reference to such employment, all promises, representations, and understandings relative thereto being herein merged.

     24. No oral arrangements have been made between the parties hereto and this Agreement may be amended only in writing and signed by both parties.
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     25.  This Agreement shall be construed in accordance with the laws of the state of New Jersey and any action brought to enforce this Agreement or by reason of an alleged breach thereof shall be brought on in the state of New Jersey.

     26. The rights and obligations of the Employee and the Employer under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. The Employee may not assign his obligations under this Agreement.

     27. Those paragraphs which by their nature are intended to survive termination of this Agreement, including without limitation Paragraphs 4 (B) and
(C), 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, and 22 shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.



EMPLOYEE                                        BUTLER INTERNATIONAL, INC.


/s/ Harley R. Ferguson                          /s/ Edward M. Kopko
------------------------                        -------------------------------
HARLEY R. FERGUSON                              EDWARD M. KOPKO as its President
                                                and Chief Executive Officer


-------------------------
WITNESS